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                                                                   EXHIBIT 10.99

                             EMPLOYMENT AGREEMENT

                  AGREEMENT dated as of August 3, 1997, between Kevin J. Ackeret (the "Executive") and HENRY SCHEIN, INC., a Delaware corporation (the "Company").

                  The Executive is presently the Executive Vice President of Sullivan Dental Products, Inc. ("Sullivan").

                  The Company and Sullivan are parties to an Agreement and Plan of Merger dated August 3, 1997 (the "Merger Agreement"), pursuant to which it is contemplated that HSI Acquisition Corp., a wholly-owned subsidiary of the Company, will be merged with and into Sullivan.

                  The Company desires to employ the Executive, and the Executive desires to be employed by the Company, at the Effective Time, as that term is defined in the Merger Agreement. Accordingly, the parties hereto are entering into this Agreement to set forth and confirm their respective rights and obligations with respect to the Executive's employment by the Company commencing as of the Effective Time.

                  The parties agree as follows:

                  1. Employment. The Company shall employ the Executive, as of the Effective Time, as Executive Vice President of the U.S. Dental Division of the Company and Executive Vice President of Sullivan, and the Executive shall accept such employment and serve as such, subject to and upon the terms and conditions set forth in this Agreement; provided, however, that this Agreement shall terminate and be of no further force or effect if the Executive shall have died or, in the reasonable judgment of the Company, become disabled (as defined in Section 7(a)(i)), or his employment by Sullivan shall have been terminated for Cause (as hereinafter defined), in any such case, prior to the Effective Time.

                  2.       Duties.

                  (a) At all times during his employment with the Company, the Executive shall, subject to the direction and control of the Boards of Directors of the Company and Sullivan and the President of the North American Dental Division of the Company, perform such executive duties and functions as he may be called upon by such Boards or such President of the North American Dental Division to perform, consistent with his employment hereunder as Executive Vice President of the U.S. Dental Division of the Company and Executive Vice President of Sullivan.

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                  (b)      The Executive shall devote his full time and
reasonable best efforts to the performance of his duties hereunder; and, to the extent requested by the Board of Directors of the Company or Sullivan or the President of the North American Dental Division of the Company, render such executive services for any other subsidiary or affiliated business of the Company. Notwithstanding the foregoing, the Executive may devote time and effort to charitable activities and, provided that such activities do not interfere with the Executive's fulfilling his obligations under this Agreement.

                  3.       Compensation.

                  (a) The Company shall pay to the Executive for all services to be rendered by him pursuant to this Agreement a base salary at the annual rate of Two Hundred Ten Thousand Dollars ($210,000), payable in accordance with the Company's practices with respect to its senior executives as in effect from time to time, ("Company's Practices"). Such salary shall be increased each year (beginning in 1999) by an amount determined by the Company in accordance with the Company's Practices, but in any event such amount shall be no less than the percentage increase in the cost of living over the preceding year.

                  (b) The Executive shall be entitled to a bonus in respect of each fiscal year of the Company during which he is employed hereunder, payable no later than 90 days after the end of each year for which such bonus is payable, the thresholds and amounts of which shall be determined in accordance with the Company's Practices.

                  (c) At the Effective Time, the Executive shall be granted options to purchase shares of common stock, par value $.01 per share ("Common Stock"), of the Company in accordance with the stock option agreement attached hereto as Exhibit A (the "Option Agreement").

                  (d) At the Effective Time, the Executive shall be granted shares of Common Stock of the Company in accordance with the restricted stock agreement attached hereto as Exhibit B (the "Restricted Stock Agreement").

                  (e) At the Effective Time, the Executive shall be paid the sum of Three Hundred Ten Thousand Dollars ($310,000) as an inducement to enter into this Agreement.

                  4. Working Conditions and Benefits. While employed by the Company hereunder:

                  (a) The Executive shall be entitled to four (4) weeks of paid vacation per year, in accordance with the Company's Practices and shall be entitled to sick leave and personal time in accordance with the Company's policies for its senior executives.

                  (b) The Executive shall be authorized to incur reasonable and necessary expenses for promoting the business of the Company, including expenses for entertainment, travel

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and similar items, all in accordance with the Company's Practices. The Company shall reimburse the Executive for all such expenses, upon presentation by the Executive of an itemized account of such authorized expenditures in accordance with the Company's Practices with respect to expense reimbursement.

                  (c) The Company in accordance with Sullivan's prior practices (x) shall provide to the Executive an automobile for business use and
(y) shall pay for certain expenses incurred in connection with such use.

                  (d) The Company shall provide to the Executive to the full extent provided for under the laws of the Company's state of incorporation and the Company's By-Laws, indemnification for any claim or lawsuit which may be asserted against the Executive with respect to his capacity as an officer or employee of the Company, provided that said indemnification is not in violation of any Federal or state law, rule or regulation. The indemnification obligations of the Company shall survive the termination of this Agreement.

                  5. Other Benefits. While employed by the Company hereunder the Executive shall be entitled to participate in all benefit, welfare and perquisite plans, policies and programs, in accordance with the terms thereof and in accordance with the Company's Practices (the "Benefit Programs"). Without limiting the generality of the foregoing, at the Effective Time the Company and the Executive shall enter into the change in control agreement attached hereto as Exhibit C (the "Change In Control Agreement").

                  6. Term. The Executive's employment hereunder shall commence at the Effective Time and shall continue until the earlier of (a) the fifth anniversary of the Effective Time, (b) his death, or (c) termination of employment pursuant to Section 7 hereof. Notwithstanding clause (a) of the preceding sentence (and subject to clauses (b) and (c) of such sentence), the term of this Agreement shall automatically be extended for successive one year periods, commencing on the fifth anniversary of the Effective Time, unless either party gives written notice of termination at least six months prior to the commencement of the initial or next successive one year renewal period, as applicable.

                  7.       Termination.

                  (a) Notwithstanding anything herein contained, if on or after the Effective Time and prior to the fifth anniversary of the Effective Time (or the expiration of the then current renewal period, as applicable), (i) the Executive shall have been determined by the Board of Directors of the Company to have become "Permanently Disabled", or (ii) the Executive shall have furnished the Company with Cause for his discharge then, and in any such case, the Company shall have the right, by notice given to the Executive, to terminate the Executive's employment as of a date to be specified in such notice. Cause shall be defined as: (A) the Executive shall be convicted of a felony involving fraud, dishonesty or moral turpitude (other than ordinary traffic infractions),
(B) the Board of Directors of the Company shall have determined in good faith that the Executive has committed any act, or omitted to take any action, in bad faith or has materially neglected the Company's business, which, in any case, shall have had, or reasonably would be expected to have, a material adverse effect on the Company or Sullivan, or (C) the Board of

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Directors of the Company shall have determined in good faith that the Executive has materially breached any term of this Agreement and failed to correct such breach, if such breach is curable, within 30 days after receipt of written notice thereof. For purposes hereof, the term "Permanently Disabled" shall mean a condition (certified by two licensed physicians, one selected by the Company and one by the Executive and each reasonably satisfactory to the other party) rendering the Executive unable to perform his responsibilities under this Agreement for a period of 180 days, whether or not continuous, in any period of 12 months.

                  (b) Notwithstanding anything herein contained, on or after the Effective Time and prior to the fifth anniversary of the Effective Time (or the expiration of the then current renewal period, as applicable), the Executive shall have the right to terminate this Agreement for good reason. For purposes of this Agreement, "good reason" shall mean (i) a material breach by the Company of this Agreement, which breach is not cured within 30 days after notice from the Executive thereof or (ii) the Company's requiring Executive to maintain his principal office anywhere other than within a 50 mile radius of Sullivan's principal executive offices in West Allis, Wisconsin, provided that the Executive shall travel on the Company's behalf within and outside such area to the extent necessary to perform his duties hereunder.

                  (c) Upon the Executive's death, or termination of the Executive's employment pursuant to Section 7(a)(i), the Executive (or his estate, as the case may be) shall be entitled to receive only (i) his salary at the rate provided in Section 3(a) to the date of termination (ii) any unpaid bonus pursuant to Section 3(b) in respect of the fiscal year of the Company ended prior to the year in which such termination occurs and (iii) an amount equal to such bonus in respect of such prior fiscal year multiplied by a fraction the numerator of which shall be the number of days that shall have elapsed from the first day of the fiscal year in which such termination occurs to the date of such termination and the denominator of which shall be 365.

                  (d) Upon termination of the Executive's employment hereunder pursuant to Section 7(a)(ii) or the Executive's voluntary termination of his employment hereunder other than pursuant to Section 7(b), the Executive shall be entitled to receive only (i) his salary at the rate provided in Section 3(a) to the date of termination and (ii) any unpaid bonus pursuant to Section 3(b) in respect of the fiscal year of the Company ended prior to the year in which such termination occurs. In either event, the Executive shall not be entitled to receive any bonuses pursuant to Section 3(b) in respect of the year in which such termination occurs or any year thereafter.

                  (e)      Upon termination of the Executive's employment by the

Company without Cause or by the Executive hereunder pursuant to Section 7(b), the Executive shall be entitled to receive (i) his salary at the rate provided in Section 3(a) to the date of termination, (ii) continuation of the Executive's base salary for a period after the date of such termination equal to the unexpired term of this Agreement but in no event less than twelve months at the rate in effect at such date of termination (iii) any unpaid bonus pursuant to
Section 3(b) in respect of the fiscal year of the Company ended prior to the year in which such termination occurs, (iv) for a period following such termination equal to the unexpired term of this Agreement, continuation of the participation of the Executive and his spouse and dependent children, if any, in all health and medical benefit plans, policies and programs in effect from time to time with respect to the most senior executive officers of the Company and their families generally (at the same levels and at

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the same cost, if any, as provided to such officers generally) and (v) an amount equal to such bonus in respect of such prior fiscal year multiplied by a fraction the numerator of which shall be the number of days left in the unexpired term of this Agreement and the denominator of which shall be 365.

                  8. Confidentiality and Non-Competition. In view of the unique and valuable services it is expected the Executive will render to the Company, the Executive's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers, and in consideration of (i) an aggregate sum of Two Hundred Fifty-Five Thousand Dollars ($255,000) payable to the Executive in three
(3) equal annual installments of Eighty-Five Thousand Dollars ($85,000) commencing on the first anniversary of the date of this Agreement and (ii) the compensation to be received hereunder, the Executive agrees that he will not, during his employment with the Company and for three years thereafter (the "Noncompete Period") except on behalf of the Company: (a) directly or indirectly engage or have an interest (whether as owner, partner, lender, consultant, employee, agent, supplier distributor or otherwise) in any business, activity or enterprise which competes with any material businesses or operations of the Company or any of the Company's affiliates (including Sullivan) at any time during his employment with the Company; (b) directly or indirectly employ or otherwise engage, or offer to employ or otherwise engage, any person who is then (or was at any time within three months prior to the time of such employment, engagement or offer thereof) an employee, sales representative or agent of the Company or any of the Company's affiliates (including Sullivan); or (c) solicit any business from any person or entity that during his employment with the Company has been a customer of the Company or any of the Company's affiliates (including Sullivan) or directly or indirectly induce or influence any customer, supplier or other person that has a business relationship with the Company or any of the Company's affiliates (including Sullivan) to discontinue or reduce the extent of such relationship with the Company or any of the Company's affiliates (including Sullivan). Notwithstanding the foregoing, however, if the Executive's employment hereunder continues until the fifth anniversary of the Effective Time (or the end of the then applicable renewal period pursuant to

Section 6 hereof), then (subject to the immediately following sentence), the Executive shall not upon termination of his employment be subject to the restrictions and limitations set forth in clause (a) above, subject to the right of the Company to enforce clause (a) for a period beginning on the date of termination of the Executive's employment and ending not more than eighteen (18) months after such date (the "Optional Period") upon payment to the Executive of an amount equal to the Executive's then current rate of salary for the Optional Period. Notwithstanding immediately preceding sentence, if prior to the fifth anniversary of the Effective Time (or the end of the then applicable renewal period pursuant to Section 6 hereof), the Executive gives notice of termination pursuant to Section 6, then the Executive shall remain subject to the restrictions and limitations set forth in clauses (a), (b) and (c) above for the full Noncompete Period. In addition, the Executive shall never use or divulge (unless available in the public domain not due to Executive's disclosure in violation of this Agreement) any trade secrets, customer or supplier lists, pricing information, marketing arrangements or strategies, business plans, internal performance statistics, training manuals or other information concerning the Company or its affiliates that is confidential, except on behalf of the Company, and shall not knowingly make false or misleading or negative statements, either orally or in writing, about the Company or its affiliates (including Sullivan), or their respective directors, officers or employees. Because the breach or attempted breach of this Section 8 will

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result in immediate and irreparable injury to the Company for which the Company will not have an adequate remedy at law, the Company shall be entitled, in addition to all other remedies, to a decree of specific performance of this covenant and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security. The provisions of this
Section 8 are in addition to and independent of any agreements or covenants contained in any other agreement between the Company and the Executive. If any restriction contained in this Section 8 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. Notwithstanding any of the forgoing the Executive (i) may have an interest (as owner, partner, lender, consultant, employee or agent but not as a distributor or supplier) in any manufacturer that sells its products exclusively and directly to health care practitioners rather than through distributors or (ii) hold up to 2% of the outstanding shares of any class of stock of a publicly traded entity.

                  9. Amendment and Modification; Waiver. This Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of the parties. The waiver by either party of any breach or violation of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach.


                  10. Notice. All notices required to be given under the terms of this agreement shall be in writing and shall be deemed to have been duly given if delivered to the addressee in person or mailed by certified mail, return receipt requested, as follows:

         If to the Company, addressed to:

                  Henry Schein, Inc.
                  135 Duryea Road
                  Melville, New York 11747
                  Attention:  Mark E. Mlotek, Esq.

         With a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York 10036
                  Attention:  Robert A. Cantone, Esq.

         If to the Executive, addressed to:

                  Kevin J. Ackeret, Executive Vice President
                  Sullivan Dental Products, Inc.
                  10920 West Lincoln Avenue
                  West Allis, Wisconsin  53227

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         With a copy to:

                  Wolfe, Wolfe & Ryd
                  20 North Wacker Drive, Suite 3550
                  Chicago, IL  60606
                  Attention: Kerry Wolfe, Esq.


or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph.

                  11. Further Agreement. In the event that any amounts paid or payable to the Executive pursuant to this Agreement shall adversely affect the qualification of the Merger (as defined in the Merger Agreement) as a pooling of interests, then the Company and the Executive shall endeavor in good faith to modify such payments so that they will not adversely affect the Merger as a pooling of interests for financial reporting purposes; provided, however, that the parties shall, in any event, carry out the intent of this Agreement.

                  12. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


                  13. Entire Agreement; Benefit. This Agreement constitutes the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and all prior employment or other compensation or compensation continuation agreements and arrangements between the Executive and Sullivan. This agreement shall inure to and shall be binding upon the parties hereto, the successors and assigns of the Company and the heirs and personal representatives of the Executive.

                  14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law.

                  15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
agreement as of the day and year first above written.



                                        ------------------------------------
                                        Kevin J. Ackeret


                                        HENRY SCHEIN, INC.


                                        By:
                                           ---------------------------------
                                                  Authorized Officer


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